EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
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EXHIBIT A:
Sub-Item 77 C Matters submitted to a vote of security holders:

Results of Special Shareholders Meeting (Unaudited)
A special meeting of shareholders of the Wilmington
Small Cap Core Portfolio (the "Portfolio") of WT Mutual
Fund was held on November 14, 2003. Portfolio shareholders of record on October 3, 2003 were eligible to vote at the meeting. As of the record date there were 7,201,250.324 outstanding shares of the Portfolio. At the meeting the shareholders voted (i) to approve a change to the investment objective of the Portfolio; (ii) to approve the reclassification of the investment objective of the Portfolio from "fundamental" to "non-fundamental"; (iii) to approve changes to the Portfolio's investment policies and strategies; (iv) to approve a new advisory agreement among Rodney Square Management Corporation ("RSMC") and WT Mutual
Fund, on behalf of the Small Cap Core Portfolio and (v) to transact such other business that may properly come before the Meeting, or any adjournments thereof. Voting for each proposal was as follows:

Proposal 1:   To approve a change to the investment
objective of the Portfolio.

Votes For       Votes Against        Votes Abstained
5,287,153        7,888                0

Proposal 2:	To approve the reclassification of the
investment objective of the Portfolio from "fundamental" to "non-fundamental"

Votes For        Votes Against        Votes Abstained
88,189		5,206,852		0

Proposal 3:	To approve changes to the Portfolio's
investment policies and strategies

Votes For		Votes Against		Votes Abstained
5,287,153	 	7,888				0

Proposal 4:	To approve a new advisory agreement among
RSMC and WT Mutual Fund, on behalf of the Portfolio

Votes For		Votes Against		Votes Abstained
5,293,337		1,704				0

Proposal 5:	To transact such other business that may
properly come before the Meeting, or any
adjournments thereof
Votes For		Votes Against	Votes Abstained
5,282,358		2,712			9,971

EXHIBIT B:
Sub-Item 77O Transactions effected pursuant to Rule 10f-3:

At its Board of Trustees meeting to be held on February 26-
27, 2004 the Board will consider the following information provided by Batterymarch Financial Management, Inc.
("BFM") with regard to a transaction made by BFM on behalf
of Small Cap Multi-Manager Series (the "Series") in
securities acquired from an affiliated underwriting
syndicate and will be asked to determine that this
transaction was effected in compliance with the Trust's
Rule 10f-3 Procedures:
1.	Name of issuer was Orbitz, Inc.
2.	The underwriter from whom the security was purchased
was Goldman Sachs & Co.
3.	a.	The "affiliated underwriter" managing or
participating in underwriting syndicate was Legg Mason Wood
Walker Incorporated.
b.	The other members of the syndicate were Goldman
Sachs & Co/ Credit Suisse First Boston/ Thomas Weisel
Partners LLC.
4.	The aggregate principal amount of purchase by all
investment companies advised by the Adviser was $102,180.
5.	The aggregate principal amount of offering was
$316,680,000.
6.	The purchase price (net of fees and expenses) was
$26.00 per share.
7.	The offering price at close of first day on which any
sales were made was $26.00.
8.	The securities were purchased was December 16, 2003.
9.	The offering commenced on November 25, 2003.
10.	The gross spread was 6.25% or $1.625 per share.
11.	a.	The securities were part of an issue registered
under the Securities Act of 1933 which was offered to the
public.
b.	The securities were purchased prior to the end of
the first day on which any sales were made, at a price that
is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities.
c.	The underwriting was a firm commitment
underwriting.
d.	The gross spread was determined by BFM, the sub-
adviser to the Series, to be reasonable and fair in
relation to that being received by others for underwriting similar securities during the same period.
e.	The issuer of the securities and its predecessors
have been in continuous operation for at least three years.
f.	The amount of the securities purchased by all of
the investment companies advised by the Adviser did not
exceed 25% of the principal amount of the offering.
g.	No affiliated underwriter of the purchasing
Series was a direct or indirect participant in or beneficiary of the sale.



EXHIBIT C:
Sub-Item Q1: Exhibits

1. Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Multi-Manager Series, Rodney Square Management
Corporation ("RSMC") and Armstrong Shaw Associates, Inc.
previously filed as Exhibit 23(d)(xi) to WT Mutual Fund's
Post-Effective Amendment No. 22 to its registration statement on Form N-1A on August 28, 2003 ("PEA No. 22") and incorporated herein by reference.
2. Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Multi-Manager Series, RSMC and Montag & Caldwell,
Inc. previously filed as Exhibit 23(d)(xii to PEA No. 22 and incorporated herein by reference.
3 .Sub-Advisory Agreement among the Trust, on behalf of the Mid Cap Multi-Manager Series, RSMC and Bennett Lawrence
Management, LLC previously filed as Exhibit 23(d)(xiii) to PEA No. 22 and incorporated herein by reference.
4 Sub-Advisory Agreement among the Trust, on behalf of the Mid Cap Multi-Manager Series, RSMC and Eubel Brady and
Suttman Asset Management, Inc. previously filed as Exhibit
23(d)(xiv) to PEA No. 22 and incorporated herein by reference.
..5. Sub-Advisory Agreement among the Trust, on behalf of the Mid Cap Multi-Manager Series, RSMC and Equity
Investment Corporation previously filed as Exhibit
23(d)(xv) to PEA No. 22 and incorporated herein by reference.
6. Sub-Advisory Agreement among the Trust, on behalf of the Small Cap Multi-Manager Series, RSMC and Batterymarch
Financial Management, Inc. previously filed as Exhibit
23(d)(xvi) to PEA No. 22 and incorporated herein by reference.
7. Sub-Advisory Agreement among the Trust, on behalf of the Small Cap Multi-Manager Series, RSMC and Systematic
Financial Management L.P. previously filed as Exhibit
23(d)(xvii) to PEA No. 22 and incorporated herein by reference.
8. Form of Sub-Advisory Agreement among the Trust, on behalf of the Real Estate Series, RSMC and AEW Management and Advisors, L. P. previously filed as Exhibit 23(d)(vi) to WT Mutual Fund's Post-Effective Amendment No. 23 to its registration statement on Form N-1A on October 29, 2003
("PEA No. 23") and incorporated herein by reference.
9. Form of Sub-Advisory Agreement among the Trust, on behalf of the Real Estate Series, RSMC and Real Estate
Management Series Group LLC. previously filed as Exhibit
23(d)(vii) to PEA No. 23 and incorporated herein by reference.
10.Sub-Advisory Agreement among the Trust, on behalf of the International Multi-Manager Series, RSMC and Goldman Sachs
Asset Management, L.P. previously filed as Exhibit
23(d)(iv) to PEA No. 23 and incorporated herein by reference.
11. Interim Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Quantitative Series, the Mid Cap
Quantitative Series and the Small Cap Quantitative Series and Parametric Portfolio Associates LLC previously filed as
Exhibit 23(d)(x) to PEA No. 23 and incorporated herein by reference.
12. Amended Schedules A and B to Advisory Agreement with
RSMC previously filed as Exhibit 23(d)(i)(b) to PEA No. 23 and incorporated herein by reference.
13. Form of Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Quantitative Series, the Mid Cap
Quantitative Series and the Small Cap Quantitative Series and Parametric Portfolio Associates LLC previously filed as
Exhibit 23(d)(xviii) to WT Mutual Fund's Post-Effective
Amendment No. 24 to its registration statement on Form N-1A on November 18, 2003 and incorporated herein by reference.